Exhibit 10.30

                     REVOLVING LOAN AGREEMENT
                    (with Security Agreement)


     THIS REVOLVING LOAN AGREEMENT, dated as of January 12, 1996, by and between IOMEGA CORPORATION (the "Borrower") and FIRST
SECURITY BANK OF UTAH, N.A. (the "Bank"):

                             RECITALS

     The Borrower has requested the Bank to extend credit to the Borrower up to the principal sum of Six Million Dollars
($6,000,000.00) on a revolving loan basis and the Bank is willing to do so upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

SECTION I.  DEFINITIONS.

     As used herein:

     1.01 Incorporation of Uniform Commercial Code Definitions.
All capitalized terms used herein shall have the same respective meanings as are given (if any are given) to those terms in the Utah Uniform Commercial Code.

     1.02 "Bank" means First Security Bank of Utah, N.A.

     1.03 "Borrower" means IOMEGA Corporation.

     1.04 "Collateral" means all of the Personal Property
Collateral.

     1.05 "Collateral Documents" means, collectively, the Financing Statements, the Security Agreements and any other instruments, papers agreements, documents or certificates which grant or create security interests, liens or encumbrances in the Collateral in favor of the Bank, or which further assist in perfecting the same or in giving notice thereof.

     1.06 "Financial Statements" means the consolidated balance sheet and consolidated profit and loss statements of the Borrower prepared according to Generally Accepted Accounting Principles consistently applied.

     1.07 "Financing Statements" shall have the meaning specified in the Utah Uniform Commercial Code and shall include this Agreement or any form UCC-1 required by the Bank of Borrower to accomplish perfection of security interests in the Collateral.

     1.08 "First Advance" means the first Loan made pursuant to the Loan Commitment.

     1.09 "Indebtedness" means, as to the Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including but without limitation:

     (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

     (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (3) to supply funds to or in any other manner invest in the debtor; and

     (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed.

     1.10 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

     1.11 "Loan" or "Loans" means any sum or sums of money advanced to or on behalf of the Borrower pursuant to the Loan Commitment and the terms may mean any specific advance of sums or all aggregate sums, as the context may require.

     1.12 "Loan Commitment" means the Bank's agreement and commitment to loan funds to Borrower as provided herein and as specifically defined herein.

     1.13 "Loan Termination Date" means April 12, 1996.

     1.14 "Note" means the revolving note referenced herein evidencing the Loans, which Note matures on the Loan Termination
Date.

     1.15 "Obligations" means the obligation of the Borrower:

          (A) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank, whether hereunder or otherwise, including but not limited to, all indebtedness of Borrower to Bank arising in connection with the Note or any other instrument or documentation of indebtedness of Bank, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

          (B) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

          (C) To reimburse the Bank, on demand, for all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

     1.16 "Permitted Liens" means:

          (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

          (B) Pledges or deposits made in the ordinary course of business to secure payment or workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

          (C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

          (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (E) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

          (F)  Liens in favor of the Bank;

          (G) The existing lien in favor of Wells Fargo Bank, N.A., relating to a Security Agreement dated as of July 5, 1995 between Wells Fargo Bank and Borrower;

          (H) Purchase money security interest granted to vendors or purchase money lenders to secure the purchase price of assets;

          (I) Such other security interests, liens or encumbrances as Bank may, from time-to-time, approve in writing;

          (J) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continued to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower, or materially impair the use thereof n the operation of its business:

               (1) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

               (2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

               (4)  Adverse judgments on appeal.

     1.17 "Person" means any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

     1.18 "Personal Property Collateral" means all of the right, title and interest of Borrower and of any subsidiary of the Borrower, wherever located, whether now owned or hereafter acquired, in and to all Accounts, Chattel Paper, Contracts, Contract Rights, Documents, General Intangibles, Instruments, Inventory, right as seller of goods and rights to returned or repossessed goods and all proceeds, products, accessions, additions and substitutions of, to and for all of the foregoing.

     1.19 "Prime Rate" means the Bank's announced rate of interest used as a reference point from which it may calculate the cost of credit to customers. It is subject to change from time to time. The Bank may make loans bearing interest above, at, or below its prime rate.

SECTION II.  THE LOAN.

     2.01 Disbursement of the Loan. The Bank will disburse the loan upon completion of such documents and action as is reasonably required by the Bank.

     2.02 General Terms. Subject to the terms hereof, the Bank will lend the Borrower, from time to time until the Loan Termination Date, such sums as the Borrower may request by not less than two (2) business days' notice to the Bank, but which shall not exceed, in the aggregate principal amount at any one time outstanding, Six Million Dollars ($6,000,000.00) (the "Loan Commitment"). The Borrower may borrow, repay without penalty or premium and reborrow hereunder, from the date of this Agreement until the Loan Termination Date.

     2.03 The Note. The Loan Commitment shall be evidenced by a revolving note, maturing on the Loan Termination Date, in the form attached hereto as Exhibit "A".

     2.04 Interest Rate and Payments of Interest. Interest shall be paid as follows:

          (1) Interest on the principal balance of the Loan, from time to time outstanding, will be payable at the rate equal to two (2.0) percent per annum above Bank's Prime rate in effect from time to time, hereafter called the "Rate"). Each time the Prime Rate shall change, the Rate shall change contemporaneously with such change in the Prime Rate.

          (2) Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and shall be payable monthly on the first day of each calendar month commencing February 1, 1996.

     If, at any time, the Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws.

     2.05 Payments to the Bank. All sums payable to the Bank hereunder shall be paid directly to the Bank in immediately available funds. The Bank shall for the convenience of the Borrower, send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect. Any omission of the Bank to send such periodic statements to Borrower shall not relieve Borrower from its obligation to make payment as otherwise provided herein. Alternatively for the convenience of the Borrower, the Bank may charge against any deposit account of the Borrower all or any part of any amount due hereunder.

     2.06 Commitment Fee. A non-refundable commitment fee of Thirty Thousand Dollars ($30,000.00) shall be paid by the borrower to the Bank upon execution of this Agreement.

SECTION III. CONDITIONS PRECEDENT.

     The obligation of the Bank to make the Loans hereunder is subject to the following conditions precedent:

     3.01 Documents. The performance by the Bank hereunder and its obligation to extend or continue credit and make Loans to Borrower is in all events subject to (A) the continuing truth and accuracy of Borrower's representations and warranties set forth in this Agreement, (B) the full and timely performance of all of Borrower's covenants and obligations theretofore to be performed hereunder,
(C) the due execution and delivery of this Agreement, the Note and the Collateral Documents, (D) the due recordation and timely filing of the Collateral Documents as necessary, (E) the non-occurrence of any Event of Default, and (F) the receipt by the Bank of all reasonably requested fees, instruments, documents and materials in form and substance satisfactory to the Bank.

SECTION IV.  SECURITY.

     4.01 Personal Property Collateral Security Interest. The Borrower does hereby transfer, assign and, as appropriate, pledge to the Bank all of its right, title and interest in and to, and grants the Bank a lien and security interest in, the Personal Property Collateral as collateral security for performance and payment of the Obligations, together with all replacements therefor, accessions thereto and proceeds and products thereof.

     4.02 Priority of Liens. The liens and security interests described in Section 4.01 are and shall be, at all times, first and prior liens and security interests except for Permitted Liens. The lien in the Personal Property Collateral in favor of Wells Fargo Bank, N.A. by virtue of its security agreement dated July 5, 1995 with Borrower is a Permitted Lien.

     4.03 Financing Statements and Other Acts to Perfect.

          (A)  The Borrower will:

               (1) Execute such Financing Statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Bank as the Bank may specify;

               (2) Pay or reimburse the Bank for all costs of filing or recording the financing statements and other documents in such public offices as the Bank may designate;

               (3) Take such other steps as the Bank may direct, including the noting of the Bank's lien in the Collateral on records thereof and on any certificates of title therefor and delivering to the Bank possession of certain items of the Collateral (including documents of title and other instruments), all as required to perfect the Bank's security interest and lien in the Collateral.

          (B) In addition to the foregoing, and not in limitation thereof;

               (1) A carbon, photographic or other reproduction of this Agreement shall be sufficient as a Financing
          Statement and may be filed in any appropriate office in lieu thereof; and

               (2) To the extent lawful, the Borrower hereby appoints the Bank as its attorney-in-fact (without requiring the Bank to act as such) to execute any Financing Statement in the name of the Borrower, and to perform all other acts that the Bank deems appropriate to perfect and continue the security interest and lien of the Bank in, and to protect and preserve the Collateral.

SECTION V.  REPRESENTATIONS AND WARRANTIES.

     5.01 Original Representations and Warranties.  To induce the
Bank to enter into this Agreement, the borrower represents and warrants to the Bank as follows:

          (A) Borrower is a corporation duly organized and validly existing and is in good standing under the Laws of the states in which it is doing business; it has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary for the conduct of such business or the availability of rights and remedies.

          (B) The Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note and the Collateral Documents will not (immediately, with the passage of time, the giving of notice, or any combination of the foregoing):

               (1) Violate the charter or bylaw provisions of the Borrower, or violate the Laws or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or

               (2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower expect in favor of the Bank and except for Permitted Liens:

          (C) The Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all corporate or other action necessary to authorize the execution, delivery and performance of this Agreement, the Note, and the Collateral Documents;

          (D) This Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding and enforceable in accordance with their respective terms;

          (E) The Borrower and its subsidiaries have good and marketable title to all of their respective assets, subject to no security interest, encumbrance or lien, or the claim of any third person except for Permitted Liens;

          (F) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower hereof.

          (G) The Borrower does not know and has no reasonable ground to know of any basis for the assertion against it as of the date hereof, of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements;

          (H) Except as otherwise permitted herein, the Borrower has filed all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof and which are material to the conduct of its respective businesses, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

          (I) Except as otherwise has been disclosed by Borrower, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable Laws with respect to: (1) any restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (2) the conduct of its business; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

          (J) No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

          (K) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower or its subsidiaries in connection with the execution and delivery of this Agreement, the Note, and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

          (L) Except as has been fully disclosed to the Bank in writing, the Borrower has no material lease, contract or commitment of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonus, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); all parties (including the Borrower) to all such material leases, contracts and other commitments to which the Borrower is a party have complied with the provisions of such leases, contracts and other commitments; no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

     5.02 Survival. All of the representations and warranties set forth in Paragraph 5.01 shall survive until all Obligations are satisfied in full.

SECTION VI.  THE BORROWER'S COVENANTS.

     The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:

     6.01 Affirmative Covenants.

          (A) The Borrower will maintain all Collateral in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of material repairs to or maintenance of the same. The Borrower hereby agrees that, in the event it fails to perform its obligations under this Subsection, the Bank may undertake such maintenance or make such payments and be reimbursed by the Borrower therefor.

          (B) The Borrower will pay or cause to be paid when due, all material taxes, assessments and charges or levies imposed upon it or on any of its property, including the Collateral, or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books. But the Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

          (C) The Borrower will, when requested so to do, make available for inspection by duly authorized representatives of the Bank of any of its books and records, and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor.

          (D) The Borrower will take all necessary steps to preserve its corporate existence and franchises and comply with all present and future Laws, applicable to it in the operation of its respective businesses, and all material agreements to which it is subject.

          (E) The Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business.

          (F) The Borrower will keep accurate and complete records of its Accounts and Inventory, consistent with generally accepted accounting principles.

          (G) The Borrower will: (1) give notice to the Bank within ten (10) days of: (a) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay (in addition to the proceeds of any insurance therefore) more than Fifty Thousand Dollars ($50,000.00) or deliver assets the value of which exceeds such sum (in excess of any insurance proceeds which may be payable in connection with such claim); and (b) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business; and (2) give prior notice to the Bank of any grant, sale, conveyance or assignment which it is anticipated, will have the effect of creating any lien, encumbrance or security interest in favor of any entity (excepting the Permitted Liens), such notice to include a description and valuation of the assets which it is proposed, shall be subject to such lien, encumbrance or security interest. Borrower will also provide the Bank with quarterly written reports respecting the progress and status of any proceedings for which a notice required hereby has been given.

          (H) The Borrower will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower. If default be made by the Borrower in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Bank shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower and be reimbursed by the Borrower therefor.

          (I) The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of the Borrower to observe any of its respective undertakings hereunder.

          (J) The Borrower will notify the Bank thirty (30) days in advance of any change in the location of any of its principal places of business or of the establishment of any new, or the discontinuance of any existing principal places of business.

          (K) The Borrower will: (1) fund all its Defined Benefit Pension Plans in accordance with no less than the minimum funding standards and (2) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan.

          (L) The Borrower will, when requested so to do, provide to duly authorized representatives of the Bank entry and access to any of its offices and/or facilities for purposes of inspection of the Collateral or any of it and for purposes of physical inspection, observation and review of the conduct of the businesses of the Borrower. Borrower will fully cooperate in any such inspections, observing and reviewing.

          (M) The Borrower agrees to carry on and maintain the businesses of Borrower without fundamental or substantial changes in the nature thereof or in the structure of the financial, operational, marketing or management aspects thereof.

     6.02 Negative Covenants.

          (A) The Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock.

          (B) The Borrower will not sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any part of its right, title and interest in any assets or property, including the Collateral, unless all of the proceeds therefrom are applied to reduction and payment of the Obligations.

          (C) The Borrower will not, without the prior written consent of the Bank, mortgage, pledge, grant or permit to exist a material security interest in or lien upon any of its assets, including the Collateral, of any kind, now owned or hereafter acquired except for Permitted Liens.

          (D) The Borrower will not, without the prior written consent of the Bank, become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business.

          (E) The Borrower will not incur, create, assume, or permit to exist any material Indebtedness except: (1) the Loans; and (2) existing indebtedness previously disclosed to Bank.

          (F) The Borrower will not furnish the Bank any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it is furnished.

          (G) Borrower will not borrow more than the maximum sums provided for hereunder under existing or future short-term lines of credit, including the Obligations of Borrower under this Agreement, excepting loans secured by Permitted Liens.

          (H) Borrower will not, without the prior approval of the Bank, enter into any transaction of merger or consolidation except that: the Borrower may merge or consolidate into or with any wholly owned subsidiary provided that the Borrower shall be the surviving corporation and providing that immediately following such merger or consolidation, the Borrower shall be in compliance with the terms and covenants of this Agreement.

          (I) Without the written consent of the Bank, Borrower will not materially expand its business operation, or incur in any fiscal year any capital expenditures for improvements in excess of presently budgeted capital expenditures or acquire other assets or entities (including leasehold interests containing an option to purchase or leases treated as financing devices). The Borrower will not, without the prior written consent of the Bank, engage in any business substantially different from or unrelated to, or change or modify in any material respect the character or conduct of, the business of Borrower as of the date hereof.

          (N) Borrower will not further pledge, transfer, sell, encumber, assign or grant liens or security interests in their respective assets except Permitted Liens.

          (O) Borrower shall not pay any bonuses under Borrower's Incentive Bonus Program or other similar plan based on 1995 performance until after this credit facility has expired and been fully paid.

SECTION VII.  DEFAULT.

     7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (A) The Borrower shall fail to pay when due any installment of principal, interest, fee or other charge.

          (B) The Borrower shall fail to pay, and such failure shall result in acceleration of any material indebtedness due any third Persons and such failure shall continue beyond any applicable grace period, or the Borrower shall suffer to exist any other event of default under any material agreement binding the Borrower or any of its subsidiares.

          (C) Any financial statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Bank, shall be materially false, incorrect, or incomplete when made.

          (D) The Borrower shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

          (E) Proceedings in bankruptcy, or for reorganization of the Borrower or for the readjustment of any of their respective debts, under the Bankruptcy Act, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Borrower or shall be commenced against the Borrower and shall not be discharged within thirty
     (30) days of their commencement.

          (F) A receiver or trustee shall be appointed for the Borrower or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower and such receiver or trustee shall not be discharged within thirty (30) days of his appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement, or the Borrower shall discontinue business or materially change the nature of its business.

          (G) The Borrower shall suffer final judgments for payment of money aggregating in excess of One Million Dollars ($1,000,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed or bonded against.

          (H) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help.

     7.02 Acceleration. Immediately and without notice upon the occurrence of an Event of Default all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

     7.03 Remedies. Upon the occurrence of an Event of Default and/or after any acceleration, the Bank shall have, in addition to the rights and remedies given it by this Agreement, the Note and the Collateral Documents, all those rights and remedies allowed by all applicable Laws, including but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Bank may immediately, without demand for performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Ogden, Utah or elsewhere, the shole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for leagal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable laws. Notice of any sale or other disposition shall be given to the Borrower at least five
(5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the Bank under this paragraph, the Bank may, to the full extent permitted by applicable Laws:

          (A) Enter upon the premises of the Borrower and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

          (B) At the Bank's option, use, operate, manage and control the Collateral in any lawful manner;

          (C) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom and give notice of the assignment thereof to any account debtors; and

          (D) Maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its sole discretion.



SECTION VIII.  MISCELLANEOUS.

     8.01 Construction. The provisions of this Agreement shall be in addition to those of any pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, pledge or security agreements in accordance with their respective terms.

     8.02 Further Assurance. From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs. At the request of the Bank, Borrower will deliver to the Bank any chattel paper and instruments evidencing the Accounts assigned to the Bank as Collateral hereunder, and the Borrower will execute and deliver assignments of any security interests securing such Accounts.

     8.03 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement, the Note and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     8.04 Expenses of the Bank. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel for the Bank and its participants, incurred by the Bank in connection with the administration, amendment, modification, assignment or enforcement of this Agreement and all related documents and the collection or attempted collection of the Note, whether any default is ultimately cured or whether the Bank is obligated to pursue remedies hereunder including such fees and expenses incurred before legal action, during the pendency of any such legal action and continuing to all such fees and expenses in connection with any appeal to higher courts arising out of transactions associated herewith. The obligations of this section shall survive the making of this Agreement, the Notes and the Collateral Documents, including any documents or amendments subsequently executed.

     8.05 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, telegraph or telex, as follows, unless such address is changed by written notice hereunder:

          (A)  If the Borrower:

               IOMEGA Corporation
               1821 West Iomega Way
               Roy, Utah 84067
               Attn:     _________________________

          (B)  If to the Bank:

               First Security Bank of Utah, N.A.
               2404 Washington Blvd.
               Ogden, Utah 84401
               Attention: Taft Meyer

     8.06 Wavier and Release by the Borrower. To the maximum extent permitted by applicable Laws, the Borrower:

          (A) Waives: (1) protest of all commercial paper at any time held by the Bank on which the Borrower is any way liable;
     and (2) notice and opportunity to be heard, after acceleration before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank; and

          (B) Releases the Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any action or omission on the part of it except willful misconduct.

     8.07 Direct Notification and Collection. Upon the occurrence of an Event of Default, the Bank shall have the authority, but shall not be obligated to: (I) notify any or all Account Debtors or any lessees or sublessees of the Collateral of the existence of the Bank's security interest and to direct such Account Debtors to pay or remit all sums due or to become due directly to the Bank or to its nominee or nominees; (ii) in the name of the Borrower or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and in respect of any or all of the Collateral, including all Accounts; (iii) require Borrower to deposit any and all proceeds from the Accounts on a daily basis in a special account or accounts with the Bank making an accounting to the Bank of all such proceeds collected; (iv) cause Borrower to deliver to the Bank such books, records, documents and instruments in Borrower's possession as may relate to the Collateral and as may be necessary to facilitate collections of accounts, leases and subleases or the enforcement of the obligations of Account Debtors and lessees and sublessees including but not limited to correspondence, records, books and other instruments relating thereto; (v) take any action which the Bank may deem necessary or desirable in order to realize on the Collateral, including without limitation, the power to perform any contract, to indorse in the name of Borrower any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral. Borrower will use diligence in the enforcement and collection of all accounts, leases and subleases and proceeds thereof until receipt of notice from the Bank to notify all Account Debtors, lessees or sublessees of the existence of its security interest. Borrower will hold all of the proceeds of such collections in trust for the Bank and will not commingle the same with any other funds or property of the Borrower and will account to the Bank for the collection of all proceeds of the Collateral. The Bank's authorized agents shall (should the Bank deem it necessary or advisable) at all reasonable times have the right to be present at Borrower's place of business to receive all communications and remittances relating to the Collateral. Notwithstanding any election by the Bank to effect such direct collections of accounts, leases or subleases, Borrower agrees to pay all expenses and costs of such collections including reasonable attorneys' fees incurred by the Bank. The Bank shall have the right but not the obligation to perform any obligations of Borrower on Accounts or any leases or subleases and the same shall not constitute an assumption of such obligations by the Bank unless the Bank shall affirmatively and expressly so elect.

     8.08 Applicable Law.  The substantive Laws of the State of
Utah shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

     8.09 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

     8.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER

                              IOMEGA CORPORATION



                              By:  /s/ Jerol S. Garner
                              Its: Assistant Treasurer



                              BANK

                              FIRST SECURITY BANK



                              By: /s/ Taft Meyer
                              Its: Vice President



                           EXHIBIT "A"


     All of the right, title and interest of Debtor and of any subsidiary of the Debtor, wherever located, whether now owned or hereafter acquired, in and to all Accounts, Chattel Paper, Contracts, Contract Rights, Documents, General Intangibles, Instruments, Inventory, right as seller of goods and rights to returned or repossessed goods and all proceeds, products, accessions, additions and substitutions of, to and for all of the foregoing.